Appendix C



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RUSSIA
KAZAKHSTAN
UZBEKISTAN
KYRG.
TAJIK.
PAK.
JAMMU AND KASHMIR
K2
DA HINGGAN LING
XIAO HINGGAN LING
Qiqihar
Harbin
Changchun
Shenyang
Anshan
Sea of Japan
N. KOREA
S. KOREA
JAPAN
ALTAY MTS.
MONGOLIA
GOBI DESERT
Ürümqi
TIEN SHAN
Kashi
Shache
TAKLA MAKAN DESERT
KUNLUN MTS.
TIBETAN PLATEAU
TIBET
CHINA
HIMALAYAS
Lhasa
Mt. Everest
NEPAL
BHUTAN
BANGLADESH
INDIA
MYANMAR
LAOS
VIETNAM
Bay of Bengal
Yumen
QILIAN SHAN
Xining
Lanzhou
Yinchuan
Hohhot
Baotou
Taiyuan
BEIJING
Tianjin
Dalian
Zibo
Qingdao
Jinan
Yellow Sea
Zhengzhou
Xi'an
Nanjing
Hefei
Suzhou
Shanghai
Hangzhou
East China Sea
Wuhan
Anqing
Chengdu
Changde
Chongqing
Nanchang
Changsha
Zunyi
Guiyang
Kunming
Liuzhou
Guilin
Fuzhou
Taiwan Strait
TAIWAN
Guangzhou
Shenzhen
HONG KONG
MACAU
Nanning
Haikou
Hainan
PHILIPPINES